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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated March 14, 2014 relating to the consolidated financial statements of Jones Energy, Inc. and its subsidiaries at December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 which appears in Jones Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, and (ii) our report dated March 5, 2014 relating to the statement of revenues and direct operating expenses of certain oil and gas properties of Sabine Mid-Continent LLC, for the period from January 1, 2013 through December 18, 2013 which appears in Jones Energy's Inc.'s Current Report on Form 8 K/A dated December 18, 2013, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 1, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM